UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events

On March 5, 2026, Vistagen Therapeutics, Inc. (the “Company”) implemented a Board approved reduction in its workforce by approximately 20%. The reduction is intended to provide disciplined cash management while prioritizing efficient execution of ongoing clinical studies in the Company’s PALISADE Program for fasedienol for the acute treatment of social anxiety disorder. The Company expects topline results from its PALISADE-4 Phase 3 trial in the first half of 2026 and expects cash runway into 2027.

In connection with the reduction in its workforce, affected employees may receive cash severance and temporary healthcare coverage if they are eligible for and elect such coverage and enter into an effective separation agreement, which will include a general release of claims against the Company. The Company expects that the costs incurred will be immaterial. The Company may also incur additional costs not currently contemplated due to events that may occur because of, or that are associated with, the reduction in its workforce.

Forward-looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intended effect of the reduction in the Company’s workforce, the expected immaterial effect of incurred costs associated with the reduction in force, the Company’s anticipated timing of topline results from its PALISADE-4 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder, as well as its expectation of cash runway into 2027. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and Quarterly Report on Form 10-Q for the period ended December 31, 2025, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. The Company's SEC filings are available on the SEC's website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report and should not be relied upon as representing the Company's views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: March 11, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer